UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2007

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 18, 2007, the Company learned that the Supreme Court of New York (the "Court") had vacated approximately $3.3 million out of a total of approximately $4.5 million that an arbitrator had awarded Nabi earlier this year. The arbitration related to amounts Nabi alleged were owed to it by the Company in connection with the Company’s termination in early 2006 of a manufacturing and supply agreement between the parties. In or about March 2007, Nabi petitioned the Court to confirm the full $4.5 million arbitration award, including approximately $1.2 million with respect to restitution for prior production under the agreement and approximately $3.3 million relating to cancellation fees. In April 2007, the Company cross-petitioned the Court to vacate the $3.3 million portion of the award relating to the cancellation fees. The Court confirmed the $1.2 million award of restitution and vacated the $3.3 million award of cancellation fees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

October 23, 2007	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Exectuive Officer